news release

For immediate release

Contact: Mark Polzin or Ken Cook (314) 982-1700

EMERSON REPORTS SECOND-QUARTER SALES UP 11 PERCENT,
EARNINGS PER SHARE UP 34 PERCENT TO $0.75, AND
OPERATING CASH FLOW UP 21 PERCENT

  Sales in Emerging Markets Up More Than 20 Percent
  Operating Profit Increased 14 Percent
  Pretax Profit Increased 31 Percent
  Operational Efficiency Initiatives Improved Asset Management

        ST. LOUIS, May 4, 2004 – Emerson (NYSE: EMR) announced that net sales for the second quarter of fiscal 2004, which ended March 31, 2004, increased 11 percent to $3,859 million, from $3,465 million in the second quarter of fiscal 2003. Underlying sales, which are adjusted to remove the impact of exchange rates, acquisitions, and divestitures, were up 7 percent for the quarter, driven by the combination of improved market conditions and Emerson’s market penetration gains. Net earnings per share increased 34 percent to $0.75, from $0.56 in the prior-year period.

        Operating cash flow for the second quarter of 2004 increased 21 percent to $451 million from $374 million in the prior-year period, and free cash flow (operating cash flow minus capital expenditures) also increased 21 percent, to $371 million. Even with the strong sales growth, the ratio of trade working capital to sales improved to 20.1 percent in the second quarter from 21.6 percent in the prior year, demonstrating the continued success of Emerson’s capital efficiency initiatives.

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        “Solid global demand continued across the entire company, particularly in emerging markets where Emerson is well positioned to win new business and outperform the competition,” said Chief Executive David N. Farr. “For the second quarter of 2004 we have seen sales growth of more than 20 percent in emerging markets, led by strong performance in China, Eastern Europe, the Middle East, and Russia. Our strategy of aggressively pursuing these markets and establishing strong global positions has provided a significant advantage over competitors and allowed us to grow our customer base and solution offerings worldwide.

        “The United States experienced solid sales during the quarter with the continuation of consumer spending and an upturn in the professional tools, storage, and motors businesses. These businesses have seen an improvement in their end markets with sales and orders gaining momentum through the second quarter. We had solid performance in Europe despite sluggish market growth, led by increased market participation in the process control, industrial automation, and electronics and telecommunications sectors.

        “Emerson’s employees have done a tremendous job repositioning and restructuring the company over the last three years, and the results can be seen in continued improvement in operating profitability. Operating profit margin improved 30 basis points versus the prior year quarter despite negative price pressure and headwinds from increased pension and medical costs. Earnings improvement is coming from all the businesses, with each realizing solid sales leverage and earnings improvements during the quarter.

        “Emerson has continued to drive key business efficiency initiatives such as lean manufacturing, global sourcing, and e-business programs that have reduced working and operating capital requirements, generating improved customer service and higher free cash flow. The average ‘days-in-the-cash-cycle’ performance dropped to 79 days in the quarter from 87 days in the prior year, contributing to the 21 percent growth in both operating and free cash flow for the quarter.

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        “The pace of customer orders and overall business activity remains favorable and underlying sales are expected to grow approximately 6 percent for fiscal year 2004. This is a good global business environment for Emerson, one in which our technological leadership, global positioning, and operational improvements will allow us to make solid gains in our end-market positions. We have seen positive sales, earnings, and cash flow performance throughout the first half of this fiscal year. These improved results should lead to stronger total year sales, earnings, and cash flow performance than previously expected.”

        During the second quarter, Emerson recognized a gain of $27 million, or $0.04 per share, from the sale of two million shares of MKS Instruments, Inc. and the sale of the Louisville Ladder investment. Sales and earnings for the third quarter of 2004 are expected to be sequentially up slightly from the second quarter of 2004, excluding the impact of divestiture gains.

Operating Highlights

        Sales in the heating, ventilating, and air conditioning segment increased 11 percent to $770 million with gains in all of the businesses. Continued penetration gains contributed to approximately half of the sales growth during the quarter. Sales also benefited from solid underlying market growth and a 3 percentage point favorable impact from currency translation. These results reflect an underlying sales increase of 8 percent, driven by 17 percent growth in the United States, partially offset by international sales declines of 5 percent. This decline in second quarter international sales primarily reflects unusually high demand in the first quarter of 2004. Earnings from HVAC operations increased 20 percent during the quarter to $125 million, reflecting higher sales volume and leverage, benefits from prior cost-reduction efforts, and a $6 million reduction in rationalization costs versus the prior year quarter.

        Emerson Climate Technologies has positioned itself in the markets it serves to be a leader in technology, services, and solutions. It is clearly achieving its objectives of increased penetration, expanding its customer base, and bringing more value to its

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industry.     Increased efficiency ratings and refrigerant changes worldwide make this an excellent time to be the compressor technology leader and are driving strong demand for Emerson’s Copeland Scroll compressor and related technologies, services, and solutions.

        Electronics and telecommunication segment sales of $628 million were up 13 percent over the prior year period. Underlying sales (excluding a 4 percentage point favorable impact from currency and a 2 percentage point negative impact from the Dura-Line divestiture in the prior year) improved 11 percent. Penetration gains, particularly in the OEM power business, contributed to approximately 3 percentage points of the underlying sales growth in the quarter. Sales also benefited from underlying gains in the climate and power systems business. Underlying sales also reflect a 20 percent increase in Asia, a 9 percent increase in Europe, and an 8 percent increase in the United States. Earnings of $58 million increased $37 million, or 171 percent, over the prior-year quarter, reflecting higher sales volume and leverage, lower material costs, benefits from prior cost-reduction efforts, and $13 million of lower rationalization costs.

        During the quarter there were three main drivers of the strong sales growth in the Emerson Network Power business: First, strong demand for servers and network equipment drove worldwide demand for AC-to-DC and DC-to-DC power modules used in those products. Second, in Asia, telecommunications providers have increased spending on wireline and wireless equipment that requires the power systems that Emerson designs, manufactures, and sells directly from China. Third, in the United States and Europe, backup power and data computing power systems grew as institutions invested for increased reliability, redundancy, and capacity.

        Process control segment sales of $905 million in the second quarter of fiscal 2004 were up 10 percent from $819 million for the same period a year ago, as this

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segment continues growing in international markets — winning large projects and displacing competitors. Underlying sales increased 5 percent, excluding an almost 1 percentage point negative impact from divestitures, net of acquisitions, and a 6 percentage point positive impact from currency translation. The underlying sales gain reflects 18 percent growth in Asia, more than 5 percent growth in Europe, and very strong gains in the Middle East/Africa region, partially offset by a 5 percent decline in the United States, particularly in the control valves businesses.

        Emerson Process Management grew in almost all businesses, with the measurement business particularly strong in all major regions. The systems/solutions business grew through increased project activity in the United States, Asia and the Middle East. Volume/leverage from these higher sales as well as savings from prior cost-reduction actions resulted in an increase in earnings of 12 percent, to $100 million from $89 million in the prior year.

        Industrial automation segment sales increased 12 percent to $723 million for the quarter, reflecting increases in most businesses, particularly power generating alternators, as well as the materials joining and fluid power and control businesses. Currency translation had an 8 percentage point favorable impact during the quarter. The 4 percent increase in underlying sales reflects a 1 percent increase in the United States and 6 percent international sales growth, with 24 percent growth in Asia and 3 percent growth in Europe. Earnings increased 18 percent over the prior-year quarter to $95 million, primarily reflecting benefits from prior cost reduction efforts and volume/leverage from higher sales.

        Appliance and tools segment sales increased 9 percent to $950 million in the second quarter. This increase reflects a nearly 9 percent increase in underlying sales and a 3 percentage point favorable impact from currency, partially offset by a more than 2 percentage point negative impact related to exiting the manufacturing of bench top and stationary power tools. Underlying sales grew in all of the businesses, with continued growth in the residential-related businesses and an improvement in the professional tools, storage, and motor businesses.

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        Residential storage and disposer increases reflected a strong U.S. residential construction market and higher demand at major retailers. Sales in the United States grew 10 percent while total international sales grew only 3 percent. Earnings of the appliance and tools segment increased 11 percent to $135 million, primarily due to volume/leverage from higher sales, partially offset by $5 million of higher rationalization costs during the quarter compared to the prior year and the impact of the U.S. dollar weakening against the Canadian dollar.

Upcoming Investor Events

        On Tuesday, May 4, 2004, at 1:30 p.m. EDT (12:30 p.m. CDT), Emerson senior management will discuss the quarterly results during an investor conference call. All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson’s Web site at www.gotoemerson.com/financial and completing a brief registration form. A replay of the conference call will be available for the next three months at the same location on the Web site. Details of upcoming events will be posted as they occur in the Investor Relations Calendar of Events on the corporate Web site.

Forward-Looking and Cautionary Statements

        Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties. These include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the company’s most recent Form 10-K filed with the SEC.

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TABLE 1

EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

	Quarter Ended March 31,		Percent
	2003	2004	Change
Net sales	$ 3,465	$3,859	11%
Less: Costs and expenses
Cost of sales	2,254	2,503
SG&A expenses	731	807
Other deductions, net	67	30
Interest expense, net	57	53

Earnings from continuing operations
before income taxes	356	466	31%
Income taxes	115	148

Earnings from continuing operations	241	318	32%
Net loss from discontinued operations	5	–

Net earnings	$ 236	$ 318	35%

Diluted earnings per common share:
Earnings from continuing operations	$ 0.57	$ 0.75	32%
Discontinued operations	(0.01)	–

Diluted earnings per common share	$ 0.56	$ 0.75	34%

	Quarter Ended March 31,
	2003	2004
Other deductions, net Gains from divestitures of business interests	$ –	$ (27)
Rationalization of operations	30	28
Amortization of intangibles	3	4
Other	34	25

Total	$ 67	$ 30

Note: Prior period Dura-Line results have been reclassified to discontinued operations.

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TABLE 2

EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

	Six Months Ended March 31,		Percent
	2003	2004	Change
Net sales	$ 6,691	$7,459	11%
Less: Costs and expenses
Cost of sales	4,337	4,821
SG&A expenses	1,448	1,597
Other deductions, net	112	108
Interest expense, net	115	110

Earnings from continuing operations
before income taxes	679	823	21%
Income taxes	220	261

Earnings from continuing operations	459	562	22%
Net loss from discontinued operations	6	–

Net earnings	$ 453	$ 562	24%

Diluted earnings per common share:
Earnings from continuing operations	$ 1.09	$ 1.33	22%
Discontinued operations	(0.01)	–

Diluted earnings per common share	$ 1.08	$ 1.33	23%

	Six Months Ended March 31,
	2003	2004
Other deductions, net Gains from divestitures of business interests	$ (15)	$ (27)
Rationalization of operations	57	61
Amortization of intangibles	8	10
Other	62	64

Total	$ 112	$ 108

Note: Prior period Dura-Line results have been reclassified to discontinued operations.

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TABLE 3

EMERSON AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS)

	March 31,
	2003	2004
Assets Cash and equivalents	$ 606	$ 1,165
Receivables, net	2,547	2,874
Inventories	1,679	1,631
Other current assets	450	638

Total current assets	5,282	6,308
Property, plant & equipment, net	3,022	2,906
Goodwill	4,960	5,022
Other	1,540	1,785

	$14,804	$16,021

Liabilities and Stockholders' Equity
Short-term borrowings and current
maturities of long-term debt	$ 1,045	$ 504
Accounts payable	1,222	1,400
Accrued expenses	1,460	1,556
Income taxes	138	152

Total current liabilities	3,865	3,612
Long-term debt	3,486	3,756
Other liabilities	1,414	1,648
Stockholders' equity	6,039	7,005

	$14,804	$16,021

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TABLE 4

EMERSON AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
(DOLLARS IN MILLIONS)

	Six Months Ended March 31,
	2003	2004
Operating Activities Net earnings	$ 453	$ 562
Depreciation and amortization	264	270
Changes in operating working capital	(67)	(130)
Gains from divestitures and other	31	33

Net cash provided by operating activities	681	735

Investing Activities
Capital expenditures	(131)	(147)
Divestitures of businesses and other, net	35	33

Net cash used in investing activities	(96)	(114)

Financing Activities
Net (decrease) increase in short-term
borrowings	(532)	105
Proceeds from long-term debt	493	28
Principal payments on long-term debt	(7)	(7)
Dividends paid	(330)	(337)
Treasury stock, net	4	21

Net cash used in financing activities	(372)	(190)

Effect of exchange rate changes on cash and
equivalents	12	38

Increase in cash and equivalents	225	469

Beginning cash and equivalents	381	696

Ending cash and equivalents	$ 606	$ 1,165

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TABLE 5

EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS)

	Quarter Ended March 31,
	2003	2004
Sales Process Control	$ 819	$ 905
Industrial Automation	646	723
Electronics and Telecommunications	554	628
Heating, Ventilating, and Air Conditioning	693	770
Appliance and Tools	870	950

	3,582	3,976
Discontinued operations	(13)	–
Eliminations	(104)	(117)

Continuing operations	$ 3,465	$ 3,859

	Quarter Ended March 31,
	2003	2004
Earnings
Process Control	$ 89	$ 100
Industrial Automation	81	95
Electronics and Telecommunications	21	58
Heating, Ventilating, and Air Conditioning	104	125
Appliance and Tools	121	135

	416	513
Discontinued operations	8	–
Differences in accounting methods	33	30
Corporate and other	(44)	(24)
Interest expense, net	(57)	(53)

Earnings from continuing operations
before income taxes	$ 356	$ 466

	Quarter Ended March 31,
	2003	2004
Rationalization of operations
Process Control	$ 7	$ 9
Industrial Automation	4	3
Electronics and Telecommunications	18	5
Heating, Ventilating, and Air Conditioning	7	1
Appliance and Tools	6	11
Corporate	(6)	(1)
Discontinued operations	(6)	–

Total Emerson	$ 30	$ 28

Note: The electronics and telecommunications segment sales and earnings for the prior period include results of discontinued operations.

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TABLE 6

EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS)

	Six Months Ended March 31,
	2003	2004
Sales Process Control	$ 1,591	$ 1,754
Industrial Automation	1,269	1,418
Electronics and Telecommunications	1,123	1,285
Heating, Ventilating, and Air Conditioning	1,205	1,366
Appliance and Tools	1,722	1,851

	6,910	7,674
Discontinued operations	(28)	–
Eliminations	(191)	(215)

Continuing operations	$ 6,691	$ 7,459

	Six Months Ended March 31,
	2003	2004
Earnings
Process Control	$ 164	$ 190
Industrial Automation	163	181
Electronics and Telecommunications	58	128
Heating, Ventilating, and Air Conditioning	173	205
Appliance and Tools	239	262

	797	966
Discontinued operations	10	–
Differences in accounting methods	64	59
Corporate and other	(77)	(92)
Interest expense, net	(115)	(110)

Earnings from continuing operations
before income taxes	$ 679	$ 823

	Six Months Ended March 31,
	2003	2004
Rationalization of operations
Process Control	$ 12	$ 17
Industrial Automation	9	7
Electronics and Telecommunications	25	17
Heating, Ventilating, and Air Conditioning	11	8
Appliance and Tools	12	17
Corporate	(4)	(5)
Discontinued operations	(8)	–

Total Emerson	$ 57	$ 61

Note: The electronics and telecommunications segment sales and earnings for the prior period include results of discontinued operations.

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TABLE 7

Reconciliations of Non-GAAP Financial Measures

The following reconciles each non-GAAP measure with the most directly comparable GAAP measure (dollars in millions):

	2003	2004	Percent Change
Second-Quarter Cash Flow Operating Cash Flow	$ 374	$ 451	21%
Capital Expenditures	66	80

Free Cash Flow (Non-GAAP)	$ 308	$ 371	21%

Second-Quarter Operating Profit
Net Sales	$3,465	$3,859	11%
Cost of Sales	2,254	2,503
SG&A Expenses	731	807

Operating Profit (Non-GAAP)	480	549	14%
OP %	13.9%	14.2%
Other Deductions, Net	67	30
Interest Expense, Net	57	53

Pre-Tax Earnings	$ 356	$ 466	31%
Earnings %	10.3%	12.1%

	2Q 2004	2004E
Net Sales
Underlying Sales (Non-GAAP)	7%	~6%
Currency Translation	5 pts	4 pts
Acquisitions/Divestitures	(1)	(1) pt

Net Sales	11%	~9%

All amounts above are GAAP financial measures except as noted.

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